UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2020

Bakhu Holdings, Corp.

(Exact name of Company as specified in its charter)

Nevada	000-55862	26-0510649
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
One World Trade Center, Suite 130 Long Beach, CA 90831 (Address of Principal Executive Offices) (310) 891-1959 (Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [_]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [_]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
N/A

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Item 1.01 – Entry into a Material Definitive Agreement.

On April 17, 2020, CBD Biotech, Inc. (“CBD Biotech”), a wholly-owned subsidiary of Bakhu Holdings Corp. (“Bakhu” or the “Company”) entered into a Strategic Alliance Agreement with Integrity Cannabis Solutions, Inc., a Florida corporation (“ICS”). Under the Strategic Alliance Agreement CBD Biotech and ICS agreed to collaborate (i) to facilitate the building and operating of a commercial-scale production facility in the State of Florida, and (ii) to enter into as Sublicense Agreement between CBD Biotech and ICS (the “CBD Biotech ICS Sublicense Agreement”) as further described below.

On April 22, 2020, pursuant to the terms of the Strategic Alliances Agreement, CBD Biotech and ICS entered into the CBD Biotech-ICS Sublicense Agreement, which entitles ICS to use the Bakhu Licensed Science (as defined in therein) to produce, manufacture, market and sell CBD, CBD byproducts and CBD derivatives, having low measurable tetrahydrocannabinol concentration potency less than 3.0% on a dry weight basis.

The Strategic Alliance Agreement and CBD Biotech-ICS Sublicense Agreement shall become effective upon completion of the Bakhu Efficacy Test (as defined in the Strategic Alliance Agreement) and the delivery of the Lab Operating Manual and the delivery of Lab Equipment Requirements as provided in the Strategic Alliance Agreement.

Under the terms of the Strategic Alliance Agreement, as compensation of the services of ICS in facilitating the construction of the production facility, Bakhu shall issue to ICS, 1,500,000 shares of common stock of Bakhu (the “Share Compensation”) upon the completion and commencement of operations of the production facility with the initial successful monthly production of CBD end product concentrate in the same production ratios as the Bakhu Efficacy Test results, or in the event of the sale of all rights covered by the patents or licenses relating to the Bakhu Licensed Science, or the termination of the CBD Biotech Sublicense Agreement with ICS.

Under the terms of the CBD Biotech-ICS Sublicense Agreement, in consideration of the grant of the CBD Biotech-ICS Sublicense Agreement, ICS shall pay to CBD Biotech a license fee (the “License Fee”) License Fee of $250,000 in two installments, (a) the first installment of the License Fee, in the amount of USD$125,000 USD, shall be paid within twelve (12) months of the sale date for the first monthly product of CBD, and (b) the second installment of the License Fee, in the amount of USD$125,000 shall be paid on the six-month anniversary date of the payment of installment one above.

Additionally, under the CBD Biotech-ICS Sublicense Agreement ICS shall pay to CBD Biotech a continuing gross royalty (the “Royalty”) equal to 8% of the wholesale product price sales revenue from the production of CBD raw product concentrate, produced in the production facility using the Bakhu Licensed Science. The royalty payments shall be paid quarterly in arrears, beginning post the first quarter of commercial production,

Further, in consideration of housing and operating a training facility for sublicensees of the Bakhu Licensed Science, CBD Biotech shall pay to ICS a training fee of $10,000 per sublicensee being trained.

As provided in the Strategic Alliance Agreement and Sublicense Agreement, CBD Biotech and ICS agreed that in the event of the sale to a non-affiliated third party, of the Bakhu Licensed Science and any license rights associated therewith, then CBD Biotech shall have the option, on 45-days prior written notice to ICS, to terminate the CBD Biotech-ICS Sublicense Agreement, subject to payment of a termination fee (the “Termination Fee”) by CBD Biotech to ICS equal to the actual license fees paid by ICS to CBD Biotech under the CBD Biotech-ICS Sublicense Agreement, and the release and delivery by CBD Biotech to ICS of the Share compensation. Additionally, CBD Biotech and ICS agree that in addition to the payment of the Termination Fee CBD Biotech shall have the obligation to reimburse ICS and purchase from ICS all lab operational equipment acquired, installed and necessary to operate the production facility by making a single payment to ICS (the “Equipment Purchase Payment”), equal to one hundred percent (100%) of ICS’ actual cost incurred. The payment of the Termination Fee and Equipment Purchase Payment shall be a condition precedent to CBD Biotech’s rights to terminate the CBD Biotech-ICS Sublicense Agreement.

The foregoing summary descriptions of the terms of the Strategic Alliance Agreement and the CBD Biotech-ICS Sublicense Agreement are summaries only and do not purport to be complete, may not contain all information that is of interest to the reader and is qualified in its entirety by reference to the full text thereof of such agreements. Copies of the Strategic Alliance Agreement and CBD Biotech-ICS Sublicense Agreement are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

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ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits. The following exhibits are either filed as a part hereof or are incorporated by reference. Exhibit numbers correspond to the numbering system in Item 601 of Regulation S-K.

Exhibit
Number	Description of Exhibit
10.1	Strategic Alliance Agreement between CBD Biotech and ICS dated April 17, 2020.
10.2	Sublicense Agreement between CBD Biotech and ICS dated April 22, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAKHU HOLDINGS CORP.
/s/ Thomas K. Emmitt
Date: April 27, 2020	____________________________________
By: Thomas K. Emmitt
Its: President and Chief Executive Office

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